UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 31, 2008
Date of Report (Date of earliest event reported)
lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	000-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2285 Clark Drive
Vancouver, British Columbia
Canada, V5N 3G9
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.
     On April 2, 2008, lululemon athletica inc. (the “Company”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ended February 3, 2008. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
     In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides information regarding diluted earnings per share excluding a one-time legal settlement expense attributable to the common stockholders in the attached press release. These figures are non-GAAP financial measures, and such measures are reconciled to their closest GAAP financial measures in the press release. The Company’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s diluted earnings per shares applicable to common stockholders and help investors compare current results to those in prior periods. You should not consider non-GAAP financial measures in isolation from, and a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures the Company reports may not be comparable to similarly titled items reported by other companies.
     The information in this current report regarding this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
     On April 1, 2008, Robert Meers, the Company’s Chief Executive Officer, informed the Board of Directors of the Company (the “Board”) that he will resign from the office of Chief Executive Officer of the Company effective June 30, 2008.
     The Company’s press release dated April 2, 2008 announcing the resignation of Mr. Meers as described above is filed herewith as Exhibit 99.2.
(c)
     On April 1, 2008, Christine M. Day, age 45, was appointed to the offices of President and Chief Operating Officer, and as the Chief Executive Officer designate of the Company. Effective upon the resignation of Mr. Meers on June 30, 2008, Ms. Day will assume the role of Chief Executive Officer of the Company. Ms. Day has been with the Company since January 2008, serving as Executive Vice President of Retail Operations. Before joining the Company, Ms. Day was employed by Starbucks Coffee International, a retailer of specialty coffee, where she served as President, Asia Pacific Group from July 2004 through February 2007. From July 2003 to October 2003, Ms. Day served as Co-President for Starbucks Coffee International. From 1987 to 2003, Ms. Day served in various capacities at Starbucks Coffee Company, including Senior Vice President, North American Administration and Vice President of Sales and Operations for Business Alliances. Ms. Day is a member of the board of directors of Select Comfort Corporation, a provider of adjustable-firmness beds and other sleep-related accessory products, and Nu Skin Enterprises, Inc., a direct seller of personal skin care and nutritional products. Ms. Day received a B.A. in Administrative Management from Central Washington University and is a graduate of Harvard Business School’s Advanced Management Program.
     There is no family relationship between Ms. Day and any of the executive officers or directors of the Company. In addition, Ms. Day is not a party to any transaction with the Company or its subsidiaries that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

     Ms. Day previously entered into an offer letter with the Company, which is attached as Exhibit 10.1 to the Company’s 8-K filed with the Securities and Exchange Commission on January 4, 2008. The terms of the offer letter have not been amended.
     The Company’s press release dated April 2, 2008 announcing the appointment of Ms. Day as described above is filed herewith as Exhibit 99.2.
Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 31, 2008, the Board amended Section 2.2 of the Amended and Restated Bylaws of the Company. Section 2.2 of the Bylaws was amended to change the location requirement for annual stockholder meetings from “within the State of Delaware” to “within or without the State of Delaware.”
Item 8.01.   Other Events.
     The Company will hold its 2008 annual meeting of stockholders on June 4, 2008.
Item 9.01.   Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of lululemon athletica inc., effective March 31, 2008.
99.1	Press release of lululemon athletica inc. dated April 2, 2008.
99.2	Press release of lululemon athletica inc. dated April 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.
Dated: April 2, 2008	By:	/s/ John E. Currie
John E. Currie
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of lululemon athletica inc., effective March 31, 2008.
99.1	Press release of lululemon athletica inc. dated April 2, 2008.
99.2	Press release of lululemon athletica inc. dated April 2, 2008.